UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 23, 2006

IDAHO GENERAL MINES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Idaho

(State or Other Jurisdiction of Incorporation)

  000-50539

91-0232000

(Commission File Number)

(IRS Employer Identification No.)

10 N. Post St., Suite 610, Spokane, WA

99201

(Address of Principal Executive Offices)

(Zip Code)

(509) 838-1213

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Effective as of November 10, 2006, and in connection with the change of transfer agent and registrar described under Item 8.01 below, Idaho General Mines, Inc. (the “Company”) appointed Registrar and Transfer Company as the successor rights agent under the Company’s Shareholders Rights Agreement, and amended the Shareholders Rights Agreement to evidence this change.  A copy of the Appointment of Successor Rights Agent and Third Amendment to Shareholders Rights Agreement is attached to this Form 8-K as Exhibit 4.1 and incorporated herein by reference.

Item 8.01

Other Events

Effective as of October 23, 2006, the Company appointed Registrar and Transfer Company to be the new transfer agent and registrar of the Company’s common stock, par value $0.001 per share, replacing Columbia Stock Transfer Company.

Shareholders may contact Registrar and Transfer Company by calling 1-800-368-5948 or writing to 10 Commerce Drive, Cranford, NJ 07016.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

4.1

Appointment of Successor Rights Agent and Third Amendment to Shareholders Rights Agreement, effective as of November 10, 2006, among Idaho General Mines, Inc., Columbia Stock Transfer Company and Registrar and Transfer Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDAHO GENERAL MINES, INC.

(Registrant)

Date:  November 14, 2006

            By:   /s/ Robert L. Russell

        Robert L. Russell

        President and Chief Executive Officer